UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2020

S&P Global Inc.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

55 Water Street, New York, New York 10041

(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common stock (par value $1.00 per share)	SPGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Agreement.

On August 13, 2020, S&P Global Inc. (the “Company”) issued $600 million aggregate principal amount of its 1.250% senior notes due 2030 and $700 million aggregate principal amount of its 2.300% senior notes due 2060 (the “New Notes”). The New Notes are governed by an indenture dated as of May 26, 2015 (the “Base Indenture”), among the Company, Standard & Poor’s Financial Services LLC (the “Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the sixth supplemental indenture dated as of August 13, 2020, among the Company, the Guarantor and the Trustee (the “Sixth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). Each series of New Notes is fully and unconditionally guaranteed by the Guarantor on a senior unsecured basis (the “Guarantees” and, together with the New Notes, the “Securities”). A portion of the net proceeds from the offering will be used to pay the purchase price for, and accrued and unpaid interest on the Company’s outstanding 4.400% senior notes due 2026 (the “2026 Notes”), 6.550% senior notes due 2037 (the “2037 Notes”) and 4.500% senior notes due 2048 (the “2048 Notes”, and together with the 2026 Notes and the 2037 Notes, the “Tendered Notes”) purchased pursuant to a cash tender offer (the “Tender Offer”), and to pay related fees and expenses in connection with the Tender Offer. The Company expects to use a portion of the remaining net proceeds from the offering to redeem the 2026 Notes that remain outstanding after the Tender Offer. The Company intends to use any remaining net proceeds for general corporate purposes.

The terms of the Securities are governed by the Indenture, which contains covenants that, among other things, limit the Company’s ability to (i) create, assume, incur or guarantee any indebtedness for money borrowed secured by a lien on any of its properties or assets, without securing the Securities equally and ratably with (or prior to) such secured indebtedness and (ii) consolidate with or merge into any other person or convey or transfer its properties and assets substantially as an entirety to any person. The Company has the right to redeem the Securities at any time on the terms provided in the Indenture. Upon the occurrence of a Change of Control Triggering Event, as defined in the Indenture, unless the Company has exercised its right to redeem all of the Securities, each holder will have the right to require the Company to repurchase its Securities at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest. The Indenture also contains customary events of default. Indebtedness under the Securities may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The offering of the Securities was registered pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-224198).

The above descriptions of the Indenture and the Securities are qualified in their entirety by reference to the text of the Base Indenture, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K and the Sixth Supplemental Indenture (including the forms of the New Notes included therein), a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K, and incorporated by reference into the Registration Statement. In connection with the offering of the New Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the New Notes and the Guarantees and certain related matters. Such opinion is incorporated by reference into the Registration Statement.

Item 8.01.	Other Events.

Redemption of 4.400% Notes due 2026

On August 13, 2020, the Company announced that it has elected to redeem all of the 2026 Notes that remain outstanding following the completion of the Tender Offer. The 2026 Notes will be redeemed at the redemption price set forth in the indenture governing the 2026 Notes, plus accrued and unpaid interest to, but not including, the Redemption Date. The redemption date will be September 12, 2020 (the “Redemption Date”).

A copy of the Company’s press release regarding the redemption of the 2026 Notes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 is for informational purposes only and does not constitute an offer to purchase the 2026 Notes, the 2037 Notes or the 2048 Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

(4.1)	Indenture dated as of May 26, 2015, among S&P Global Inc. (f/k/a McGraw Hill Financial, Inc.), Standard & Poor’s Financial Services LLC and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on May 26, 2015).

(4.2)	Sixth Supplemental Indenture dated as of August 13, 2020, among S&P Global Inc., Standard & Poor’s Financial Services LLC and U.S. Bank National Association, as trustee.

(4.3)	Form of 1.250% Senior Note due 2030 (included in Exhibit 4.2).

(4.4)	Form of 2.300% Senior Note due 2060 (included in Exhibit 4.2).

(5.1)	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

(23.1)	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

(99.1)	Press Release, dated August 13, 2020.

(104)	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/ Alma Rosa Montanez
By:	Alma Rosa Montanez
Assistant Corporate Secretary and Associate General Counsel

Dated: August 13, 2020